Exhibit 5.1

100 North Tampa Street, Suite 4100 | Tampa, FL 33602 | T 813.227.8500 | F 813.229.0134

Holland & Knight LLP | www.hklaw.com

January 29, 2026

MarineMax, Inc.

501 Brooker Creek Boulevard

Oldsmar, Florida 34677

Re:	MarineMax, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to MarineMax, Inc., a Florida corporation (the “Company”), in connection with the registration statement on Form S-3 to be filed on the date of this opinion letter by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offer and sale by the Company, pursuant to Rule 415 under the Act, of the following securities, which may be issued from time to time at prices and on terms to be determined at the time of the offering:

(i) shares of common stock of the Company, $0.001 par value per share (the “Common Stock”);

(ii) shares of preferred stock of the Company, $0.001 par value per share, to be issued in one or more series (the “Preferred Stock”);

(iii) debt securities (the “Debt Securities”) to be issued in one or more series under the indenture proposed to be entered into between the Company and a financial institution to be named therein, as trustee, the form of which is filed as an exhibit to the Registration Statement (the “Indenture”);

(iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (as defined in this opinion letter), or any combination of these securities as shall be designated by the Company at the time of the offering issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein;

(v) depositary shares each representing fractional shares of Preferred Stock (the “Depositary Shares”), evidenced by depositary receipts (the “Depositary Receipts”), which may be issued pursuant to one or more deposit agreements (each a “Deposit Agreement”) to be entered into between the Company and a depositary to be named therein (each a “Depositary”);

MarineMax, Inc.

January 29, 2026

(vi) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants, and/or Depositary Shares (the “Units”) issued under one or more unit agreements (each a “Unit Agreement”) to be entered into between the Company and a bank or trust company, as unit agent as named therein;

(vii) contracts obligating the Company or a holder to purchase or sell Debt Securities, Preferred Stock, Common Stock, Warrants and/or Depositary Shares at a future date or dates (“Purchase Contracts”) pursuant to one or more purchase contract agreements (each a “Purchase Contract Agreement”); and

(viii) such indeterminate amount of Securities as may be issued in exchange for or upon conversion or exercise of, as the case may be, the Offered Securities.

The Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares, Units and Purchase Contracts are collectively referred to in this letter as the “Offered Securities”, and the Warrant Agreement, the Deposit Agreement, the Unit Agreement, the Purchase Contract Agreement and any definitive purchase, underwriting or similar agreement entered into in connection with an issuance of Offered Securities (a “Purchase Agreement”) are referred to herein collectively as the “Transaction Documents”. The Offered Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment to the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

i. the Registration Statement;

ii. the Articles of Incorporation of the Company (the “Articles of Incorporation”);

iii. the Bylaws of the Company (the “Bylaws”);

iv. the form of the Indenture; and

v. certain resolutions adopted by the board of directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In such examination, we have assumed, without inquiry or other investigation:

(i) The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

MarineMax, Inc.

January 29, 2026

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and the Transaction Documents and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v) That, at the time when any Offered Security is issued:

(A) if such Offered Security is a Debt Security, the Indenture;

(B) if such Offered Security is a Warrant, a Warrant Agreement;

(C) if such Offered Security is a Unit, a Unit Agreement;

(D) if such Offered Security is a Depositary Share, a Deposit Agreement;

(E) if such Offered Security is a Purchase Contract, the Purchase Contract Agreement; and

(F) any applicable Purchase Agreement,

shall have been duly executed and delivered by the parties thereto and constitute valid, binding and enforceable obligations of each party thereto and such Offered Security shall have been issued pursuant to the applicable foregoing agreements.

(vi) The Company shall be an entity duly organized with active status under the laws of the State of Florida.

(vii) The Company shall have full power to execute, deliver and perform the applicable Transaction Documents and issue such Offered Security, and shall have duly executed and delivered such applicable Transaction Documents.

(viii) The execution, delivery and performance by the Company of the applicable Transaction Documents and the issuance of the applicable Offered Security (and, in the case of Units, of the Offered Securities that are components of such Units) and any Offered Security that may be issuable upon the exercise, conversion or exchange thereof, shall have been duly authorized by all necessary corporate action and shall not contravene the Company’s Articles of Incorporation, Bylaws, or other organizational documents, as applicable.

MarineMax, Inc.

January 29, 2026

(ix) The execution, delivery and performance by the Company of the applicable Transaction Documents to which it is a party and the issuance of the applicable Offered Security, will not:

(A) except for Applicable Laws, as defined below, as in effect on the date hereof, violate any law, rule or regulation applicable to it (including without limitation federal and state securities laws), or

(B) result in any conflict with or breach of any agreement or document binding on it.

(x) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (or, to the extent the same is required under any agreement or document binding on the Company, any third party) shall be required for the due execution, delivery or performance by the Company of any applicable Transaction Document or for the issuance of the applicable Offered Security by the Company, or, if any such authorization, approval, action, notice or filing is required, it shall have been duly obtained, taken, given or made and shall be in full force and effect.

(xi) The Registration Statement, and any amendments thereto (including all necessary post-effective amendments), shall have become effective under the Securities Act of 1933, as amended.

(xii) A Prospectus Supplement shall have been prepared and filed with the Commission describing such Offered Security.

(xiii) The applicable Offered Security shall have been issued and sold in the manner stated in the Registration Statement and the appropriate Prospectus Supplement.

(xiv) If the Offered Security is Common Stock, Preferred Stock or Depositary Shares, the necessary number of applicable shares shall have been duly authorized and available for issuance pursuant to the Company’s Articles of Incorporation.

(xv) Any Offered Security issuable upon conversion, exchange or exercise of such Offered Security or, if such Offered Security is a Depositary Share, the underlying Preferred Stock or Common Stock deposited with a depositary with respect to such Depositary Share, shall have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

MarineMax, Inc.

January 29, 2026

(xvi) If such Offered Security is a series of Preferred Stock, is convertible into or exchangeable or exercisable for a series of Preferred Stock, or is a Depositary Share relating to a series of Preferred Stock, the Board of Directors of the Company (or a committee thereof acting pursuant to authority delegated to it by such Board) shall have duly adopted a resolution establishing and designating such series and fixing and determining the preferences, limitations and relative rights of such series and Articles of Amendment to the Articles of Incorporation that comply with Florida Statutes Section 607.0602(5) with respect to such series shall have been duly filed with the Florida Department of State.

(xvii) The applicable Transaction Documents relating to the applicable Offered Security and, if such Offered Security is a Debt Security, Warrant or Unit, such Offered Security shall be governed by the laws of the State of New York, a New York State court, or a United States federal court sitting in the State of New York, would determine that Section 5-1401 of the New York General Obligations Law is applicable to the choice of New York law to govern such Transaction Documents and the issuance of such Offered Security would involve at least the minimum amounts specified in such Section for it to be applicable.

(xviii) The applicable Offered Security, if other than Common Stock or Preferred Stock, and if other than book entry or uncertificated, shall have been duly executed and delivered by the Company and, if applicable, duly authenticated or countersigned pursuant to the applicable Transaction Document.

(xix) If the applicable Offered Security is other than Common Stock, the terms of such Offered Security (and any Offered Securities that are components thereof or issuable upon the exercise, conversion or exchange thereof) shall have been duly established in conformity with the applicable Transaction Document.

(xx) The Company shall not have been induced by fraud to enter into any Transaction Document.

(xxi) The consideration paid for any Common Stock or Preferred Stock will comply with Florida Statutes, Sections 607.0621(2), (3) and (4) or any successor provision.

We have not independently established the validity of the foregoing assumptions.

Based upon and in reliance on the documents and representations referred to above and subject to the foregoing, we are of the opinion that:

1. With respect to any share of Common Stock being registered under the Registration Statement, when:

(a) a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Offered Security in accordance with the terms of such other Offered Security or the agreement governing such other Offered Security and providing for the conversion, exchange or exercise thereof; and

MarineMax, Inc.

January 29, 2026

(b) the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case, not less than the par value of such share of Common Stock), shall have been paid, such share shall have been validly issued, fully paid and non-assessable.

2. With respect to any share of any series of Preferred Stock being registered under the Registration Statement, when:

(a) a certificate representing such share shall have been duly executed, countersigned, registered and delivered (or, if such share is non-certificated, such share shall have been properly issued) either (i) in accordance with the applicable Purchase Agreement or (ii) upon conversion, exchange or exercise of any other Offered Security in accordance with the terms of such other Offered Security or the agreement governing such other Offered Security and providing for the conversion, exchange or exercise thereof; and

(b) the consideration therefor provided for in the applicable Purchase Agreement or in connection with such conversion, exchange or exercise, as applicable (in either case, not less than the par value of such share of such series of Preferred Stock), shall have been paid, such share shall have been validly issued, fully paid, and non-assessable.

3. With respect to any Debt Securities being registered under the Registration Statement, when:

(a) the applicable Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended;

(b) the consideration for such Debt Securities provided for in the applicable Purchase Agreement shall have been paid; and

(c) the terms of such Debt Securities and of their issuance and sale shall have been duly established in conformity with the Indenture,

such Debt Securities shall have been validly issued and shall constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

MarineMax, Inc.

January 29, 2026

4. With respect to any Warrant being registered under the Registration Statement, when:

(a) the terms of such Warrant and of its issuance and sale shall have been duly established in conformity with the applicable Warrant Agreement;

(b) the consideration provided for in the applicable Purchase Agreement shall have been duly paid and, in the case of any Warrant exercisable for Preferred Stock or Common Stock, the exercise price payable upon exercise thereof shall be at least equal to the aggregate par value of the Preferred Stock or Common Stock to be issued upon such exercise;

(c) the Common Stock, the Preferred Stock, the Debt Securities, or the Depositary Shares relating to such Warrant have been duly authorized for issuance; and

(d) such Warrant shall have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any amendment relating thereto, such Warrant (including as part of any Unit) shall have been validly issued and shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5. With respect to any Depositary Share being registered under the Registration Statement, when:

(a) the Depositary shall have been duly appointed by the Company pursuant to the applicable Deposit Agreement;

(b) shares of Preferred Stock underlying such Depositary Share have been deposited with the depositary under such Deposit Agreement;

(c) the consideration provided for in the applicable Purchase Agreement shall have been paid in an amount at least equal to the aggregate par value of the shares deposited with the depositary; and

(d) the related Depositary Receipts, a form of which shall be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any amendment relating thereto, evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Deposit Agreement, such Depositary Share shall have been validly issued and the related Depositary Receipt will entitle the holders thereof to the rights specified in the Deposit Agreement.

MarineMax, Inc.

January 29, 2026

6. With respect to any Purchase Contract being registered under the Registration Statement, when:

(a) the terms of such Purchase Contract and of its issuance and sale shall have been duly established in conformity with the applicable Purchase Contract Agreement;

(b) the consideration provided for in any applicable Purchase Agreement shall have been duly paid;

(c) such Purchase Contract shall have been duly executed, delivered, countersigned, issued and sold in accordance with the applicable Purchase Contract Agreement; and

(d) the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, and/or Warrants relating to such Purchase Contracts shall have been duly authorized for issuance,

such Purchase Contract shall have been validly issued and shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7. With respect to any Unit being registered under the Registration Statement, when:

(a) the terms of such Unit and of its issuance and sale shall have been duly established in conformity with the applicable Unit Agreement and Purchase Agreement;

(b) the consideration provided for in any applicable Purchase Agreement shall have been duly paid and, if Preferred Stock or Common Stock shall be components of such Unit, shall be in an amount at least equal to the aggregate par value of the Preferred Stock or Common Stock that are components of such Unit;

(c) the terms of such Unit and of its issuance and sale have been duly established in conformity with the Unit Agreement;

(d) the Common Stock, Preferred Stock, Debt Securities, Warrants, and/or Depositary Shares relating to such Unit shall have been duly authorized for issuance;

(e) the applicable Units shall have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Unit Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement, such Unit shall have been validly issued and shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited to the laws, rules and regulations of the State of New York and the Florida Business Corporation Act (in each case including all reported judicial decisions interpreting such laws) (“Applicable Laws”), and we do not express any opinion herein concerning any other laws.

MarineMax, Inc.

January 29, 2026

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors, stakeholders, or classes or groups of creditors or stakeholders generally.

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d) We express no opinion with respect to the enforceability of disclaimers, waivers, releases, indemnities, hold harmless provisions, exculpations, provisions for contribution and liquidated damages or payments that would constitute penalties, and other provisions, however expressed, altering or eliminating the rights, liabilities or remedies a party otherwise would have, or any provisions having the effect of modifying a statute of limitations.

This opinion letter is rendered to you in connection with the transactions contemplated by the Registration Statement. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Knight LLP